                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer U.S. Government Trust:

We consent to the use in this Registration Statement of Oppenheimer U.S. Government Trust of our report dated
September 23, 2002, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the
Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the
Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
October 21, 2002

220_KPMG-consent_02.doc